UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective as of January 31, 2008, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into an amendment to its credit facility with Laurus Master Fund, Ltd. (“Laurus”) to: (i) extend the maturity date of the Minimum Borrowing Note dated April 29, 2005 from its present maturity date of March 31, 2008 through April 29, 2008. A copy of this amendment is attached as Exhibit 10.1 hereto and (ii) provide for the release of certain collateral from the security interest of Laurus at such time as the Company’s indebtedness to Laurus is paid in full but at a time when the Company’s pledge and security commitments with regard to indebtedness of the Company’s majority-owned subsidiary Biovest International, Inc. (“Biovest”) to Laurus remain outstanding.

Effective as of January 31, 2008, the Company entered into a conditional commitment that once all obligations under the Convertible Debentures dated September 29, 2006 and February 28, 2007 have been paid or converted in full, the Company will guarantee, and pledge certain shares of Biovest owned by the Company to collateralize, the indebtedness of Biovest to Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV II, Corp. (“Valens Offshore”) (collectively, the “Valens Funds”).

Also effective as of January 31, 2008, the Company and Laurus amended certain redemption terms of the redeemable warrant issued to Laurus on October 30, 2007 (the “Redeemable Warrant”) to purchase up to 4,024,398 shares of the Company’s common stock to specify that the Company shall be entitled to exercise its right to terminate and cancel the Redeemable Warrant by making a cash payment in an amount equal to approximately $0.99 for each share underlying the Redeemable Warrant through and including March 31, 2008.

Also effective as of January 31, 2008, the Company entered into an agreement with Laurus whereby the Company agreed to decrease the exercise price on a certain Warrant previously issued to Laurus on August 16, 2005 (the “August 2005 Warrant”) from $8.00 per share to $2.67 per share, with the remaining terms of the August 2005 Warrant remaining the same. A copy of the Letter Amendment to Accentia Warrants is attached as Exhibit 10.2 hereto.

On February 5, 2008, the Company and Biovest entered into an amendment to the existing royalty agreement on sales of Biovest’s biologic products, currently known as BiovaxID™, to amend and clarify the calculation of royalty payments from any sublicense to specify that in all cases the royalty amounts will be calculated as a percentage of sales to customers/patients. A copy of the amendment to the royalty agreement is attached as Exhibit 10.3 hereto.

On February 5, 2008, the Company was granted an option by Biovest permitting the Company, in its discretion, to convert part or all of the principal and interest due to the Company on the date of the conversion under the intercompany debt owed by Biovest into shares of Biovest common stock at a conversion price of $1.10 per share (the “Conversion Price”) subject to adjustment in the event of for certain recapitalizations or in the event of the sale of Biovest stock at prices below the Conversion Price. Biovest granted demand and piggyback registration rights to the Company for the shares underlying this Conversion Option. A copy of the amendment to the Option is attached as Exhibit 10.4 hereto.

Effective as of January 31, 2008, Biovest entered into amendments of its existing royalty agreements dated December 10, 2007 and October 29, 2007 on sales of Biovest’s biologic products, currently known as BiovaxID, with the Valens Funds to amend and clarify the calculation of royalty payments from any sublicense to specify that in all cases the royalty amounts will be calculated as a percentage of sales to customers/patients.

On February 5, 2008, Biovest entered into an understanding with Nixon Peabody LLP, Biovest’s former counsel, whereby Biovest agreed to issue to Nixon Peabody and Nixon Peabody agreed to accept a total of 164,000 shares of Biovest common stock in full payment of outstanding invoices. A copy of the Biovest 8-K is attached hereto as Exhibit 99.1.

The offers and sales of securities in the transactions described hereinabove were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in these transactions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: February 6, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Overadvance Letter effective January 31, 2008 between Accentia Biopharmaceuticals, Inc. (“Accentia”), Analytica International, Inc., Teamm Pharmaceuticals, Inc., and Laurus Master Fund, Ltd. (“Laurus”).

10.2	Letter Amendment to Accentia Warrants effective January 31, 2008 between Accentia and Laurus.

10.3	Amendment and clarification of Accentia Royalty Agreement dated February 5, 2008 between Accentia and Biovest International, Inc. (“Biovest”).

10.4	Conversion Agreement dated February 5, 2008 between Accentia and Biovest.

99.1	Form 8-K filed by Biovest on February 6, 2008 (File No. 000-11480).

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